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Ginkgo Bioworks Announces Nomination of Myrtle Potter and Ross Fubini to Board of Directors

BOSTON, Mass. – April 29, 2024 – Today, Ginkgo Bioworks (NYSE: DNA), which is building the leading platform for cell programming and biosecurity, announced the nomination of Myrtle Potter and Ross Fubini for election as independent directors at Ginkgo’s upcoming annual meeting, scheduled to be held on June 13, 2024.

Marijn Dekkers, who has served on Ginkgo’s Board since 2019 and as Ginkgo's Board Chair from 2019 through 2023, and Reshma Kewalramani, who joined Ginkgo’s Board in 2021 and serves as Nominating and Corporate Governance Committee Chair, will not stand for reelection and will retire from Board service at the upcoming annual meeting.

Jason Kelly, co-founder and CEO of Ginkgo: "We are so excited as we look forward to having Myrtle, who brings a wealth of experience across the pharmaceutical R&D value chain, and Ross, with his deep knowledge of the defense tech landscape, join our Board. And I could not be more grateful to Marijn and Reshma for their leadership and guidance over this truly evolutionary period for Ginkgo. It’s an immensely exciting time for the work of making biology easier to engineer, and we look forward to working together through this next phase of transformation and growth.”

Myrtle Potter brings over 25 years of experience leading and advising global technology and life sciences companies and serving on public company boards. She is uniquely experienced at leveraging advanced technologies, including AI, to accelerate the discovery and development of novel biopharmaceutical assets. Until recently, Ms. Potter served as President, Chief Executive Officer, and Chair of the board of Sumitomo Pharma America. Prior to this, she served as the Chief Executive Officer of Sumitovant Biopharma, the parent company of five biotechnology companies, and as Vant Operating Chair at Roivant Sciences where she provided financial and operating oversight of Roivant’s thirteen biotechnology companies. Prior to this, she served as Chief Operating Officer, and later as President, Commercial Operations and Executive Vice President at Genentech. Prior to joining Genentech, she held various positions, including President, U.S. Cardiovascular/Metabolics at Bristol-Myers Squibb, and Vice President at Merck. While at Merck, she started the company Astra Merck, which later, through a series of transactions, became a part of AstraZeneca PLC.

In her corporate work, Ms. Potter currently serves on the boards of directors of Guardant Health (Nasdaq: GH) and Liberty Mutual Holding Company, among others. Ms. Potter also serves on the board of Trustees of The University of Chicago. Ms. Potter previously served on the boards of Amazon.com (Nasdaq: AMZN), Axsome Therapeutics (Nasdaq: AXSM), and Express Scripts. Ms. Potter holds a Bachelor of Arts degree from The University of Chicago.

Ross Fubini founded XYZ Venture Capital, a venture capital investment firm, in 2017, and serves as Managing Director. The firm invests in and supports teams across enterprise, public sector, fintech, health tech, climate, and more. Notably, Mr. Fubini was an early supporter of defense tech leader Anduril, cloud-based building security breakout Verkada, and modern insurance brokerage Newfront. In his venture capital tenure, Mr. Fubini has advised and invested in over 200 companies across a range of stages and industries. Since 2010, Mr. Fubini has been intimately involved with supporting executive teams to grow and scale revenue into the hundreds of millions in a capital-efficient and profitable manner.

Prior to XYZ, Mr. Fubini co-founded Village Global and was an investor at both Canaan and Kapor Capital. He has held numerous operating roles, including as the co-founder and CTO of CubeTree, which was sold to SuccessFactors in 2010, as well as leading engineering divisions at Symantec and Plumtree Software.

About Ginkgo Bioworks
Ginkgo Bioworks is the leading horizontal platform for cell programming, providing flexible, end-to-end services that solve challenges for organizations across diverse markets, from food and agriculture to pharmaceuticals to industrial and specialty chemicals. Ginkgo Biosecurity is building and deploying the next-generation infrastructure and technologies that global leaders need to predict, detect, and respond to a wide variety of biological threats. For more information, visit ginkgobioworks.com and ginkgobiosecurity.com, read our blog, or follow us on social media channels such as X (@Ginkgo and @Ginkgo_Biosec), Instagram (@GinkgoBioworks), Threads (@GinkgoBioworks), or LinkedIn.

Forward-Looking Statements of Ginkgo Bioworks

This press release contains certain forward-looking statements within the meaning of the federal securities laws, including statements regarding the potential election of new directors to our Board. These forward-looking statements generally are identified by the words "believe," "can," "project," "potential," "expect," "anticipate," "estimate," "intend," "strategy," "future," "opportunity," "plan," "may," "should," "will," "would," "will be," "will continue," "will likely result," and similar expressions. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements in this press release, including but not limited to: (i) volatility in the price of Ginkgo's securities due to a variety of factors, including changes in the competitive and highly regulated industries in which Ginkgo operates and plans to operate, variations in performance across competitors, and changes in laws and regulations affecting Ginkgo's business, (ii) the ability to implement business plans, forecasts, and other expectations, and to identify and realize additional business opportunities, (iii) the risk of downturns in demand for products using synthetic biology, (iv) the uncertainty regarding the demand for passive monitoring programs and biosecurity services, (v) changes to the biosecurity industry, including due to advancements in technology, emerging competition and evolution in industry demands, standards and regulations, (vi) the outcome of any pending or potential legal proceedings against Ginkgo, (vii) our ability to realize the expected benefits from and the success of our Foundry platform programs, (viii) our ability to successfully develop engineered cells, bioprocesses, data packages or other deliverables, and (ix) the product development or commercialization success of our customers. The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties described in the "Risk Factors" section of Ginkgo's annual report on Form 10-K filed with the U.S. Securities and Exchange Commission (the "SEC") on February 29, 2024 and other documents filed by Ginkgo from time to time with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and Ginkgo assumes no obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise. Ginkgo does not give any assurance that it will achieve its expectations.

Important Additional Information

Ginkgo, its directors, and certain executive officers may be deemed to be participants in a solicitation of proxies from Ginkgo’s shareholders at its 2024 Annual Meeting of Shareholders in connection with the director nominations disclosed above. Information regarding Ginkgo’s directors and executive officers and their respective interests in Ginkgo, by security holdings or otherwise, is set forth in Ginkgo's Definitive Proxy Statement for its 2024 Annual Meeting of Shareholders, filed with the SEC on April 29, 2024, and other reports filed by Ginkgo and ownership forms filed by the directors and executive officers with the SEC. Ginkgo urges its shareholders to carefully read the Definitive Proxy Statement for its 2024 Annual Meeting of Shareholders, and any other relevant documents filed by Ginkgo with the SEC, when available because they will contain important information. Shareholders may obtain free copies of the materials referenced above at www.sec.gov or www.investors.ginkgobioworks.com.

GINKGO BIOWORKS INVESTOR CONTACT:
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GINKGO BIOWORKS MEDIA CONTACT:
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